UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement; ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2012, DST Systems, Inc. (the “Company”) announced that on December 31, 2012 its Chief Executive Officer, Thomas A. McDonnell, will retire from the Company and that Stephen C. Hooley, the Company’s current President and Chief Operating Officer, will succeed as the Company’s Chief Executive Officer and President effective immediately.  The announcement was contained in a News Release, which is attached as Exhibit 99.1 to this Form 8-K.  Mr. McDonnell will continue to serve as the non-executive Chairman of the Company through December 31, 2012, during which time he will provide transition services to the Company.

The Company has entered into a retirement agreement (the “Retirement Agreement”) with Mr. McDonnell.  The Retirement Agreement, among other things, provides for a special retirement payment of $1.15 million in recognition of Mr. McDonnell’s years of service to the Company.  In addition, the Retirement Agreement provides that the Company will make a contribution to the Greater Kansas City Community Foundation of $1 million in the Company’s name and in Mr. McDonnell’s honor.  Mr. McDonnell’s incentive awards will be governed by the terms and conditions of the applicable plans and award agreements.  Mr. McDonnell will receive his accrued vacation and vested amounts payable under the Company’s benefit plans, in accordance with the terms of such plans and applicable law.

The Retirement Agreement contains covenants providing for continued assistance with respect to certain matters and the continued applicability of Mr. McDonnell’s non-competition and non-solicitation covenants contained in his employment agreement and award agreements.

The description of the Retirement Agreement contained in this Form 8-K is not intended to be complete, and is qualified in its entirety by reference to the complete text of the Retirement Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

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ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Retirement Agreement, dated September 12, 2012, by and between DST Systems, Inc. and Thomas A. McDonnell
99.1	News Release dated September 12, 2012

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of September, 2012.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Vice President, General Counsel and Secretary

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